  Exhibit 99.1

Dynatronics Corporation
Advances Business and Product Portfolio Optimization Plan
Strategic actions announced today eliminate low-margin, distributed products

EAGAN, MN / ACCESSWIRE / April 22, 2021 / Dynatronics Corporation (NASDAQ: DYNT), a leading manufacturer of athletic training, physical therapy, and rehabilitation products, announces strategic actions taken to improve the company’s overall financial performance consistent with previously announced plans to optimize the business.

"Today marks a significant step towards a scalable and sustainable revenue and growth model as well as higher margins for our business," said John Krier, President and CEO of Dynatronics Corporation. “By eliminating low-margin distributed products and associated support costs within our physical therapy and rehabilitation lines, we will focus exclusively and more effectively on leveraging our own manufacturing capabilities and brands to better serve our customers.”

Summary of Optimization Changes Announced Today

Drive Sales Growth and Better Partner with Customers

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Eliminate approximately 1,600 SKUs of low-margin, third-party distributed products, which are unprofitable, low growth, and add complexity.
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Focus sales and marketing resources on products manufactured by Dynatronics.
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Streamline sales exclusively to dealers, thereby eliminating perceived competition with customers from historic direct sales efforts.

Expand Margins and Profitability

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Focus on higher margin, differentiated products manufactured by the company.
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Consolidate support functions to reflect this focus.
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Target significant accretion to EBITDA and profitability through this optimization.
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Strengthen balance sheet via sustainable cash flow from operations, which can support additional investment and/or M&A in target markets.

Mr. Krier continued, “Dynatronics is well-positioned for a return to organic revenue growth, and improvements in margins and cash flow in FY ‘22. We see opportunities for more rapid organic growth in existing and adjacent markets. We are committed to ongoing business model enhancements, including through potential M&A transactions.”

The company expects to record approximately $1.2 million in restructuring charges, of which $0.4 million is expected to result in cash expenditures. These costs will be incurred in its Q4 FY ’21 financial results.

Q3 and Q4 Fiscal Year 2021 Outlook

Q3 FY ‘21 sales are expected to be approximately $11.4 million compared to $13.7 million in the same quarter in the prior year. The company and its customers experienced severe weather conditions, as well as continued challenges due to COVID-19 including reduced capacity and operating hours, supply chain disruptions, and extended handling times. We expect some continued volatility ahead due to the ongoing pandemic and the business changes announced today.

Fiscal Full-Year 2022 Outlook

Most of these optimization initiatives are projected to be completed before the start of our FY ‘22 on July 1, 2021. Management estimates that the elimination of low-margin, distributed products will result in an approximately $11 million annual net sales reduction in FY ‘22 results relative to FY ‘21, but also expects that the company will deliver higher annual gross margin, operating income and EBITDA in FY ‘22 relative to FY ‘21.

In addition to the $1.75 million pending (gross) sale of the former Tennessee manufacturing facility, the company will not renew expiring facility leases in Michigan and Texas and is actively working to reduce its Utah facility footprint by approximately 75 percent. The combination of these facility moves is expected to result in a 40 percent reduction in square footage under occupancy compared to the beginning of FY ‘21.

About Dynatronics Corporation

Dynatronics Corporation is a leading medical device company committed to providing high-quality restorative products designed to accelerate achieving optimal health. The company designs, manufactures, and sells a broad range of products for clinical use in physical therapy, rehabilitation, pain management, and athletic training. Through its distribution channels, Dynatronics markets and sells to orthopedists, physical therapists, chiropractors, athletic trainers, sports medicine practitioners, clinics, hospitals, and consumers. The company’s products are marketed under a portfolio of high-quality, well-known industry brands including Bird & Cronin®, Dynatron Solaris®, Hausmann™, Physician’s Choice®, and PROTEAM™, among others. More information is available at www.dynatronics.com.

Safe Harbor Notification

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Those statements include references to the company’s expectations and similar statements. Such forward-looking statements reflect the views of management at the time such statements are made. These statements include our statements regarding expected improvement in overall performance, anticipated recovery in revenues, improvements in cash flows and operating margins, rapid organic growth in existing and adjacent markets, expected costs and expenditures associated with the restructuring, outlook for fiscal year 2021 third and fourth quarters, estimated reductions in revenues year-over-year in fiscal year 2022 operating results, expectations that the company will deliver higher annual gross margins, operating income and EBITDA in fiscal year 2022 compared to fiscal year 2021, and expectations regarding reduction in occupied space in fiscal year 2022, and uncertainties involving the impact of the COVID-19 pandemic on the company’s results of operations and financial condition, These forward-looking statements are subject to a number of risks, uncertainties, estimates, and assumptions that may cause actual results to differ materially from current expectations. This financial information is preliminary, has not been audited and is subject to change upon completion of the company's closing procedures. Additional information and disclosure would be required for a more complete understanding of the company's financial position and results of operations as of the fiscal quarter ended March 31, 2021. Moreover, even if the company's actual results are consistent with these preliminary estimates, this information may not be indicative of results or developments that may be expected in subsequent periods. The contents of this release should be considered in conjunction with the risk factors, warnings, and cautionary statements that are contained in the company’s annual, quarterly and other reports filed with the Securities and Exchange Commission. Dynatronics does not undertake to update its forward-looking statements, whether as a result of new information, future events, or otherwise.

EBITDA as used in this press release is a non-GAAP measure as defined under the rules of the Securities and Exchange Commission. We define EBITDA as net income (loss) before interest expense, income taxes, depreciation and amortization.

Investor Contacts:

Dynatronics Corporation
Investor Relations
Skyler Black
(801) 676-7201
ir@dynatronics.com

Darrow Associates
Peter Seltzberg, Managing Director
(516) 419-9915
pseltzberg@darrowir.com

For additional information, please visit: www.dynatronics.com
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